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                                                                    Exhibit 10.4

                             UNCONDITIONAL GUARANTY

     For and in consideration of certain loans by SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Five Radnor Corporate Center, 100 Matsonford Road, Suite 555, Radnor, Pennsylvania 19087 ("Bank") to VOXWARE, INC., a Delaware corporation (hereinafter, the "Borrower"), which loans were made pursuant to a certain Loan and Security Agreement between Borrower and Bank dated December 29, 2003, as may be amended from time to time (hereinafter, the "Agreement"), the undersigned guarantor CROSS ATLANTIC TECHNOLOGY FUND II, L.P., a Delaware limited partnership with its principal office at Five Radnor Corporate Center, Suite 555 1000 Matsonford Road, Radnor, Pennsylvania("Guarantor"), hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Agreement and any other agreements now existing or hereafter arising between Borrower and Bank, as each may be amended from time to time (collectively referred to as the "Agreements"), in strict accordance with their respective terms, except that the total amount recoverable under this Unconditional Guaranty shall be limited to an amount not greater than the sum of: (i) twenty-five percent (25.0%) (hereinafter, the "Guarantor's Percentage") of the principal balance outstanding under the Obligations (as defined in the Agreement), up to but not exceeding Five Hundred Thousand Dollars ($500,000.00) in principal in the aggregate, plus (ii) the Guarantor's Percentage of the interest outstanding under the Obligations (each as defined in the Agreement at the rates provided in the Agreement (including, without limitation, any default rate described in the Agreement which may be applied at a later date)), plus (iii) the reasonable costs of collection to enforce the Bank's rights and remedies under this Guaranty.

     1. Subject to the limitations set forth above, if Borrower does not perform its obligations under the Agreement and after the expiration of all applicable cure periods under the Agreement, Guarantor will pay, within fifteen
(15) days of the receipt of written notice from the Bank, all amounts due (including, without limitation, all principal, interest, and fees) and satisfy all Borrower's obligations under the Agreements.

     2. These obligations are independent of Borrower's obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).

     3. Bank may, without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty: (a) renew, extend, or otherwise change the terms of the Agreements; (b) take security for the payment of the Agreements; (c) exchange, enforce, waive and release any security granted under the Agreement; and (d) apply the security granted under the Agreement and direct its sale as Bank, in its discretion, chooses.

     4. Guarantor agrees that in the event the loan arrangement dated February 15, 2004, entered into between the Bank and Guarantor for bridge financing of capital calls is terminated for any reason, the Guarantor shall immediately secure the Obligations under this Guaranty with collateral acceptable to Bank.

     5.    Guarantor waives:

           (a) Any right to require Bank to: (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or non- judicial sale) without affecting Guarantor's liability.

           (b) Any defenses from disability or other defense of Borrower or from the cessation of Borrowers liabilities.

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           (c) Any setoff, defense or counterclaim against Bank.

           (d) Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower's obligations to Bank have been paid, Guarantor will not exercise any right of subrogation or reimbursement or subrogation or other rights against Borrower.

           (e) Any right to enforce any remedy that Bank has against Borrower, until Borrower's obligations to Bank have been paid and the termination of Bank's commitment to lend under the Agreement.

           (f) Any rights to participate in any security held by Bank until Borrower's obligation to Bank have been paid and the termination of Bank's commitment to lend under the Agreement.

           (g) Any demands for performance, notices of nonperformance or of new or additional indebtedness. Guarantor is responsible for being and keeping itself informed of Borrower's financial condition. Unless Guarantor requests particular information, Bank has no duty to provide information to Guarantor.

     6. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank's election to pursue non-judicial foreclosure.

     7. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization or similar relief under the United States Bankruptcy Code, or if a petition is filed against Borrower and/or any obligation under the Agreements is terminated or rejected, or any obligation of Borrower is modified or if Borrower's obligations are avoided Guarantor's liability will not be affected and its liability will continue. If Bank must return any payment because of the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor, this Guaranty will remain effective or be reinstated.

     8. Guarantor subordinates any indebtedness of Borrower it holds to Bank; and Guarantor will collect, enforce and receive payments as Bank's trustee and will pay Bank those payments without reducing or affecting its liability under this Guaranty.

     9. Guarantor will pay Bank's reasonable attorneys' fees and other costs and expenses incurred enforcing this Guaranty. This Guaranty may not be waived, revoked or amended without Bank's and Guarantor's prior written consent. If any provision of this Guaranty is unenforceable, all other provisions remain effective. This Guaranty represents the entire agreement among the parties about this Guaranty. No prior dealings, no usage of trade, and no parol or extrinsic evidence may supplement or vary this Guaranty. Bank may assign this Guaranty. This Guaranty benefits Bank, its successors and assigns. This Guaranty is in addition to any other guaranties Bank obtains.

     10. Guarantor represents and warrants that (i) it has taken all action necessary to authorize execute, deliver and perform this Guaranty; (ii) execution, delivery and performance of this Guaranty do not conflict with any organizational documents or agreements to which it is a party; and (iii) this Guaranty is a valid and binding obligation, enforceable against Guarantor according to its terms.

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     11. Guarantor will do all of the following:

          (a) Maintain its legal existence, remain in good standing in Delaware, and continue to qualify in each jurisdiction in which the failure to qualify could have a material adverse effect on the financial condition, operations or business. Maintain all licenses, approvals, and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

          (b) Comply with all statutes and regulations if non-compliance could adversely affect its financial condition, operations or business, in any material respect.

          (c) Execute other instruments and take action Bank reasonably requests to effect the purposes of this Agreement.

     12. Guarantor hereby grants to Bank, a lien, security interest and right of setoff as security for all obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default (as defined in the Agreement), without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Guarantor then due and payable and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     13. Massachusetts law governs this Guaranty without regard to principles of conflicts of law. Guarantor and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Guarantor accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE GUARANTOR OR ITS PROPERTY. GUARANTOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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         IN WITNESS WHEREOF, the undersigned Guarantor has executed this
Guaranty as an instrument under seal under the laws of the Commonwealth of Massachusetts, as of this 29th day of December, 2003.

                                  CROSS ATLANTIC TECHNOLOGY FUND II, L.P.
                                  By: XATF Management II, L.P
                                  Its General Partner
                                  By: Cross Atlantic Capital Partners II, Inc.
                                  Its General Partner

                                  By:____________________________________

                                  Title:__________________________________

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